SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2003

THE MILLS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1 — 12994	52-1802283
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard Suite 400 Arlington, Virginia 22209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 526-5000

Not Applicable

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

On June 30, 2003, The Mills Corporation (the “Company”), through The Mills Limited Partnership, completed the acquisition of the Del Amo Fashion Center and certain associated properties (the “Del Amo Properties”), from The Torrance Company, Carson-Madrona Co., and The Guilford Glazer Trust of 1984. The property contains approximately 2.5 million square feet of gross leasable area including approximately 785,000 square feet of anchor-owned space.  The property is located in the South Bay submarket of Los Angeles.  The property, purchased for approximately $442.0 million, excluding closing costs, was financed with a $316.0 million mortgage loan and cash consideration of approximately $126.0 million.  The mortgage loan was obtained from the Archon Financial, L.P. and is secured by the property.  The interest rate on the mortgage loan is variable with a rate of LIBOR plus 240 basis points.  The loan matures in 2006 and has two one-year extension options.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of business acquired:

(3)	Financial Statement specified by Rule 3-14 of Regulation S-X

The required financial information and additional information will be filed by amendment within 60 days after the required filing date for this Form 8-K.

(b)	Pro Forma financial information:

The required pro forma information will be filed by amendment within 60 days after the required filing date for this Form 8-K.

(c)	Exhibits:

Exhibit Name
99.1	Press Release, dated July 1, 2003.

99.2	Purchase and Sale Agreement among The Torrance Company, Carson-Madrona Co., The Guilford Glazer Trust of 1984 and The Mills Limited Partnership.

99.3	First Amendment to the Purchase and Sale Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2003	THE MILLS CORPORATION

	By:	/s/MARY JANE MORROW
Mary Jane Morrow
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Exhibit No.	Document

99.1	Press Release, dated July 1, 2003.

99.2	Purchase and Sale Agreement among The Torrance Company, Carson-Madrona Co., The Guilford Glazer Trust of 1984 and The Mills Limited Partnership.

99.3	First Amendment to the Purchase and Sale Agreement.